Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 17, 2015, relating to the consolidated financial statements, which appears in Evolving Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Friedman LLP

East Hanover, NJ

July 22, 2015